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                                                                    EXHIBIT 99.1

                                                               EXECUTION VERSION

                                    AGREEMENT

     This Agreement (the "Agreement") is dated March 14, 2006 (the "Effective Date") and is by and among New Century Financial Corporation, a Maryland corporation (the "Company"), and Greenlight Capital, L.P., a Delaware limited partnership ("Greenlight LP"), Greenlight Capital L.L.C., a Delaware limited liability company, Greenlight Capital, Inc., a Delaware corporation ("GCI"), DME Advisors, L.P., a Delaware limited partnership, DME Advisors GP, L.L.C., a Delaware limited liability company, Greenlight Capital Qualified, L.P., a Delaware limited partnership, Greenlight Capital Offshore, Ltd., a British Virgin Islands international business company, and David Einhorn, an individual ("Einhorn") (each a "Greenlight Party" and collectively the "Greenlight Parties"). Entering into this agreement shall not be deemed to be an admission that the Greenlight Parties are a "group" for the purposes of Section 13(d) of the Exchange Act (as such term is hereinafter defined) and Regulation 13D-G thereunder. In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. For purposes of this Agreement:

          1.1 The terms "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          1.2 The term "Charter" shall mean the charter of the Company, as the same may be amended from time to time.

          1.3 The term "Controlled Affiliate" shall mean any Affiliate of a Person that such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of, whether through the ownership of voting securities, by contract, or otherwise.

          1.4 The term "Representatives" means and includes the directors, officers, members, general partners, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors of a Person.

          1.5 Terms used but not defined herein shall have the respective meanings assigned to such terms in the Charter in effect as of the Effective Date without giving effect to the introductory phrase in Section 5.2(a) of the Charter.

     Section 2. Representations and Warranties of the Company. As of the Effective Date:

          2.1 The Company hereby represents and warrants to the Greenlight Parties that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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          2.2 The Company hereby represents and warrants to the Greenlight
Parties that it has taken all necessary action required under the Charter to comply with the provisions of the Charter in connection with this Agreement and that the Company's execution, delivery and performance of this Agreement does not violate the Charter.

          2.3 The Company hereby represents and warrants to the Greenlight Parties that the Board Documents (as such term is hereinafter defined) are substantially similar to the documents that are required to be signed by all members of the Company's Board of Directors.

     Section 3. Representations and Warranties of the Greenlight Parties. As of the Effective Date:

          3.1 Each Greenlight Party hereby represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by such Greenlight Party, and is a valid and binding obligation of such Greenlight Party, enforceable against such Greenlight Party in accordance with its terms.

          3.2 Each Greenlight Party hereby represents and warrants to the Company that such Greenlight Party is the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of only the number of shares of the Company's Capital Stock (including any direct or indirect rights, options or agreements to acquire Capital Stock) as set forth on Schedule A hereto, and that except as set forth on Schedule A neither such Greenlight Party nor any of its Controlled Affiliates Beneficially Own or Constructively Own, or have any rights, options or agreements to acquire or vote, any other Capital Stock.

          3.3 During the Standstill Period (as such term is hereinafter defined), each Greenlight Party shall deliver an updated Schedule A to the Company on a quarterly basis in arrears (no later than April 15, July 15, October 15 and January 15 of each year) (each such date being the "Quarterly Date"); provided, however, that no Greenlight Party will be required to provide such report to the extent that the information otherwise required to be contained therein is already reflected in a Schedule 13D or Form 3 or 4 filed with the SEC.

          3.4 All of the representations and warranties set forth in the Tax Representation Letter (as such term is hereinafter defined) are and will be true, correct and complete as of the Effective Date and each Quarterly Date.

     Section 4. Ownership Waiver.

          4.1 The Board has adopted, declared advisable and recommends for stockholder approval at the Company's 2006 annual meeting of stockholders (the "2006 Annual Meeting") an amendment (the "Amendment") to the Charter, in substantially the form attached as Exhibit A hereto. If the Amendment is adopted by the requisite vote of the stockholders of the Company, the Company shall cause the Amendment to be promptly filed (and in any event filed no later than one (1) business day after the date of the 2006 Annual Meeting) with the Maryland State Department of Assessments and Taxation (the "SDAT"). If the Amendment is not approved and filed with the Maryland State Department of Assessments and Taxation by the Waiver Effective Date (as hereinafter defined), the Company's Board of Directors will, effective

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as of the Waiver Effective Date, reduce the Ownership Limit from 9.8% to the New
Ownership Limit for all stockholders of the Company, except that (i) the Greenlight Parties and their Controlled Affiliates will be granted an Excepted Holder Limit equal to the Greenlight Limit pursuant to the terms and conditions of this Agreement and (ii) any Person who then Beneficially Owns or Constructively Owns Capital Stock in excess of the New Ownership Limit (each such Person identified in this clause (ii), an "Excess Owner"), will pursuant to
Section 5.2(h) of the Charter, be subject to the New Ownership Limit only prospectively, and the ability of such Excess Owner to own in excess of the New Ownership Limit shall correspondingly be reduced as and to the extent such Excess Owner's percentage ownership in the Company decreases until such Excess Owner's percentage ownership in the Company is equal to the New Ownership Limit. For purposes hereof, a Person and its Affiliates and Associates shall not be treated as separate Excess Owners. The "New Ownership Limit" means, as of the day immediately preceding the Waiver Effective Date, the greater of (i) 5% of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of Capital Stock or (ii) a percentage of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of Capital Stock where such percentage is the largest percentage (if any) of the then outstanding Common Stock, that if utilized as the New Ownership Limit for purposes of calculating the Greenlight Percentage
(as such term is hereinafter defined), would yield a Greenlight Percentage equal to 19.6% taking into account the ownership of the top four beneficial owners as of such date (other than the Greenlight Parties and their Controlled
Affiliates), where such share ownership is determined on the basis of the number of shares of Common Stock which a Person Beneficially Owns or Constructively
Owns and a Person and its Affiliates and Associates are not treated as separate owners.

          4.2 Effective upon the earlier to occur of (a) the date of the filing of the Amendment with the SDAT and (b) the close of business on May 11, 2006 (and regardless of whether or not the Amendment is approved by the Company's stockholders) (the "Waiver Effective Date"), the Greenlight Parties, together with their Controlled Affiliates, shall be collectively exempted from the Ownership Limit as applied to the ownership of Common Stock, and the Greenlight Parties, together with their Controlled Affiliates, shall be an Excepted Holder of Common Stock, with an Excepted Holder Limit for the Greenlight Parties, together with their Controlled Affiliates, in the aggregate equal to the Greenlight Limit (as such term is hereinafter defined), so long as each Greenlight Party executes and delivers on or prior to the Effective Date a tax representation letter in the form attached as Exhibit B hereto (the "Tax Representation Letter") and the contents thereof are true, correct and complete as of the date provided and the Waiver Effective Date (the "Waiver"); provided, however, that: (a) the Greenlight Parties, together with their Controlled Affiliates, collectively shall not Beneficially Own or Constructively Own in excess of 19.6% in the aggregate or such lower percentage, as may be required to calculate such percentage pursuant to Section 4.3 (the "Greenlight Percentage") in the lesser of the number of shares or value, of the outstanding shares of Common Stock of the Company (the "Greenlight Limit") or which, taking into account any shares of Capital Stock of the Company of any other class or series Beneficially Owned or Constructively Owned by the Greenlight Parties, together with their Controlled Affiliates, would cause the Greenlight Parties, together with their Controlled Affiliates, collectively to Beneficially Own or Constructively Own, in the aggregate, in excess of the Greenlight Percentage, in the lesser of the number of shares or value, of the outstanding shares of Capital Stock of the Company; (b) the Greenlight Parties, together with their Controlled Affiliates, shall not Beneficially Own or Constructively

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Own shares of Common Stock which, taking into account any shares of Capital
Stock of the Company of any other class or series Beneficially Owned or Constructively Owned by the Greenlight Parties, together with their Controlled Affiliates, would result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or otherwise cause the Company to fail to qualify as a real estate investment trust under the Code; (c) the Greenlight Parties, together with their Controlled Affiliates, shall not Beneficially Own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, and (d) if at any time the Greenlight Parties, together with their Controlled Affiliates, would Beneficially Own or Constructively Own shares of Common Stock in violation of the conditions set forth in clauses (a), (b) or (c) above or referred to in the Tax Representation Letter or that would cause the representations and warranties contained in the Tax Representation Letter to be untrue, any such shares of Common Stock resulting in the violation of any of the conditions set forth in clauses (a),
(b) or (c) above or referred to in the Tax Representation Letter or that would cause any of the representations and warranties contained in the Tax Representation Letter to be untrue shall constitute Stock-in-Trust and be treated as such as provided in and pursuant to Section 5.4 of the Charter or any such purported Transfer shall be void ab initio.

          4.3 Notwithstanding the foregoing, if the Amendment is not adopted by the requisite vote of the stockholders of the Company and filed with the SDAT by the Waiver Effective Date, then the Greenlight Percentage on effectiveness of the Greenlight Waiver shall be the lesser of (x) 19.6% or (y) a percentage where the number in such percentage is determined by subtracting from 49 the sum of the percentage ownerships of the then outstanding Common Stock of the four owners with the largest share ownership of shares of Common Stock as of the Waiver Effective Date (other than the Greenlight Parties and their Controlled Affiliates), where such share ownership is determined on the basis of the number of shares of Common Stock which a Person Beneficially Owns or Constructively Owns and a Person and its Affiliates and Associates are not treated as separate owners and where if any of such four owners with the largest share ownership owns less than the New Ownership Limit, such owner shall be deemed, for purposes of this calculation to own an amount equal to the New Ownership Limit. From and after the Waiver Effective Date, as and to the extent that the ownership percentage of Common Stock Beneficially Owned or Constructively Owned of an Excess Owner shall decrease (but limited to a decrease of ownership of Common Stock to the New Ownership Limit), the Greenlight Percentage shall increase by an amount equal to such decrease until such time as the Greenlight Percentage is 19.6%. In furtherance of this Section 4.3, the Company shall require each Person who has obtained any such excess ownership on or prior to the Waiver Effective Date to provide to the Company the information set forth in Section 5.2(e)(iii) of the Charter prior to the Waiver Effective Date. If the Amendment is adopted by the required vote of the Company's stockholders after the Waiver Effective Date and filed with the SDAT, then (I) the Greenlight Percentage shall be increased upon the date of such filing to 19.6% and (II) to the extent permitted by law and the Charter, including without limitation, Section 7.3 thereof, the Company will use commercially reasonable efforts to adjust the Ownership Limit to a percentage that would allow each of the Company's stockholders to own the maximum number of shares allowable under the Charter after giving effect to the new Greenlight Limit and any other waivers then in effect.

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          4.4 The Waiver shall only be effective for so long as the Greenlight
Parties and their Controlled Affiliates are in compliance with the terms of this Agreement (after giving effect to any cure period provided below) and the conditions referred to in the Tax Representation Letter. If the Greenlight Parties or their Controlled Affiliates shall breach any of their commitments or obligations under this Agreement, and, if such breach is susceptible of cure, shall not have cured such breach within ten (10) days after notice thereof from the Company, the Waiver shall be immediately rescinded and any and all shares of Common Stock that the Greenlight Parties and their Controlled Affiliates Beneficially Own or Constructively Own in excess of the then existing Ownership Limit shall constitute Stock-in-Trust and be treated as such as provided in and pursuant to Section 5.4 of the Charter; provided, however, that any breach of the conditions set forth in Section 4.2(a), (b) or (c) above or referred to or the representations and warranties in the Tax Representation Letter shall not be subject to cure or a notice period or any materiality qualifications. If the Waiver is rescinded pursuant to the terms of the Agreement and the Amendment is not in effect, then, to the extent permitted by law and the Charter, including without limitation, Section 7.3 thereof, the Company will use commercially reasonable efforts to cause the Ownership Limit to be automatically adjusted concurrently with such rescission to a percentage that would allow each of the Company's stockholders to own the maximum number of shares allowable under the Charter after giving effect to any other waivers then in effect (the then-current Ownership Limit, as so adjusted (if applicable, the "Post-Rescission Limit"). The Company acknowledges that only shares of Common Stock owned by the Greenlight Parties or their Controlled Affiliates in excess of the Post-Rescission Limit may be transferred to Trust pursuant to the Charter in the event that the Greenlight Parties or their Controlled Affiliates cause the rescission of the Waiver.

     Section 5. Board Nomination. The Company agrees (i) to increase the size of its Board of Directors to eleven (11) members, (ii) to increase the size of Class III of its Board of Directors from three (3) to four (4) members, (iii) to appoint Einhorn to its Board of Directors, as a Class III director, effective as of March 31, 2006, to serve for the remainder of the term of the Class III directors (which expires at the 2006 Annual Meeting) and until his successor is duly elected and qualified, (iv) to include Einhorn in its Board of Directors' slate of nominees for election as a Class III director of the Company at the 2006 Annual Meeting, (v) to nominate Einhorn as a member of the Company's Board of Directors at the 2006 Annual Meeting, (vi) not to take action to remove Einhorn as a member of the Company's Board of Directors other than for cause,
(vii) to cause the Company's proxy statement for the 2006 Annual Meeting to include a proposal to approve the Amendment and the recommendation of the Board of Directors that the Amendment be approved, (viii) to cause all proxies received by the Company to be voted in the manner specified by such proxies and all proxies for which a vote is not specified to be voted for the election of Einhorn as a member of the Company's Board of Directors and for each other proposal for which the Company's Board of Directors recommends a vote in favor,
(ix) to use its commercially reasonable efforts to cause the 2006 Annual Meeting to be held on May 10, 2006, (x) to use its commercially reasonable efforts to ensure that the Company's slate of directors is elected at the 2006 Annual Meeting and each other proposal for which the Company's Board of Directors recommends a vote in favor are approved by the necessary stockholder vote at the 2006 Annual Meeting, and (xi) to cause its Controlled Affiliates and seek to cause its Affiliates, to vote all shares of Common Stock over which they have voting power in favor of the Company's slate of directors and the Amendment, clauses (i) through (v) above subject to Einhorn's execution and delivery on or prior to March 31, 2006 of the following documents,

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each of which has been provided to Einhorn: (a) a Form 3, (b) a Power of
Attorney (provided that the Greenlight Parties will be provided any filing on the business day prior to the proposed day for the filing thereof in order to review and comment), (c) the Company's Insider Trading Policy and acknowledgement form (it being agreed and understood that the Greenlight Parties need only preclear the fact that the Greenlight Parties may trade and not the specific terms of any trades with the General Counsel or his designee), (d) the Company's Code of Business Conduct and Ethics and acknowledgement form, (e) the Company's standard form of Indemnification Agreement and (f) the Company's standard form of director and officer questionnaire (collectively with the documents described in clauses (a), (b), (c), (d) and (e) above, the "Board Documents"). If at any time during the Standstill Period, Einhorn is unable to serve, due to death or disability, as a nominee or a director of the Company, the Greenlight Parties may select a replacement nominee or director (a "Replacement Designee"), as the case may be, subject to such Replacement Designee satisfying the Company's Corporate Governance Guidelines and completing the Board Documents.

     Section 6. 2006 Annual Meeting. No Greenlight Party shall, each Greenlight Party shall cause its Controlled Affiliates not to, and each Greenlight Party will not authorize or knowingly permit its other Affiliates and Associates on its behalf to, (i) solicit proxies or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at the 2006 Annual Meeting or present any proposal for consideration at such annual meeting of stockholders or (ii) encourage any other Person to solicit proxies or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at the 2006 Annual Meeting or present any other proposal for consideration at the 2006 Annual Meeting. In furtherance of the foregoing, Greenlight LP hereby withdraws its letter dated February 16, 2006 (the "Greenlight Notice") providing notice to the Company of its intention to nominate certain individuals for election as directors of the Company at the 2006 Annual Meeting (the "Stockholder Nomination"), and Greenlight LP and the other Greenlight Parties shall immediately cease all efforts, direct or indirect, in furtherance of the Stockholder Nomination and any related solicitation, and any other action to obtain or influence control of the Company (provided, that the restriction on actions to obtain or influence control of the Company shall terminate on the ninetieth (90th) day following Einhorn joining the Company's Board of Directors), and shall not vote, deliver or otherwise use any proxies heretofore obtained in connection with the Stockholder Nomination. Unless the Company shall have breached any of its obligations under this Agreement, and, if such breach is susceptible of cure, shall not have cured such breach within ten (10) days after notice thereof from GCI, on behalf of the Greenlight Parties, each Greenlight Party agrees to vote, and each Greenlight Party shall cause its Controlled Affiliates to vote, all of its shares of Capital Stock which it Beneficially Owns as of the record date for the 2006 Annual Meeting in favor of each of those individuals nominated for election as directors at the 2006 Annual Meeting by the Company's Board of Directors for election at the 2006 Annual Meeting, in favor of the ratification of the Company's registered public accounting firm, in favor of the proposal to approve the Amendment, in favor of the amendment to the Company's 2004 Performance Incentive Plan in substantially the form attached hereto as Exhibit C and in favor of the amendment to the Charter to increase the number of authorized shares of designated as preferred stock from 10,000,000 shares to 25,000,000 shares (each a "Proposal" and collectively the "Proposals"). Notwithstanding the foregoing, the Company agrees that if the Company breaches its obligations set forth in Section 4 or Section 5, and, if such breach is susceptible of cure, such breach remains uncured for ten (10) days after GCI, on

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behalf of the Greenlight Parties, provides the Company with notice thereof, in addition to any other damages and injunctive relief to which the Greenlight Parties might be entitled, the Greenlight Notice and the Stockholder Nomination will be reinstated effective as of February 16, 2006.

     Section 7. Standstill Period. Each Greenlight Party hereby agrees that, from the date of this Agreement and continuing until the earlier of (i) 11:59 p.m. Pacific time on the date of the Company's 2009 annual meeting of stockholders, (ii) the date Einhorn or a Replacement Designee, as the case may be, ceases to serve on the Company's Board of Directors or (iii) such date, if any, as the Company shall have breached, and, if such breach is susceptible of cure, failed to cure such breach within ten (10) days after notice thereof from GCI, on behalf of the Greenlight Parties, any of its commitments or obligations hereunder (such period, the "Standstill Period"), it shall not, and it shall cause its Controlled Affiliates not to, and it shall not authorize or knowingly permit its other Affiliates, Associates and Representatives on its behalf to (and it shall not, and its Affiliates, Associates and Representatives on its behalf shall not, assist or knowingly encourage others to), without the prior written consent of the Company, in each instance, in any manner:

          7.1 seek to have called, or cause to be called, any meeting of stockholders of the Company, or seek or propose to influence or control the management or any policies or actions of the Company (provided, that the restriction on seeking or proposing to influence or control the management or any policies or actions of the Company shall terminate on the ninetieth (90th) day following Einhorn joining the Company's Board of Directors) or to obtain additional representation on the Company's Board of Directors, or solicit or participate in the solicitation of, any proxies or consents with respect to any securities of the Company or seek to advise or influence any Person with respect to the voting of any voting securities of the Company other than solicitations or acting as a "participant" in support of all of the Company's nominees (including Einhorn) and the Proposals as contemplated by Section 5 with respect to the 2006 Annual Meeting;

          7.2 make or seek permission to make any public announcement with respect to any of the matters contained in this Section 7 except as contemplated by this Agreement;

          7.3 enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the matters or activities described in this Section 7, or deposit any securities of the Company in a voting trust or subject any securities of the Company to any arrangement, understanding or agreement with respect to the voting of such securities, or otherwise form, join or in any way participate in a partnership, syndicate or other group (including, without limitation, a "group" (as defined in Section 13(d)(3) of the Exchange Act)) in connection with any of the matters or activities described in this Section 7, or otherwise act in concert with any Person for the purpose of voting any securities of the Company or for the purpose of taking any of the actions described in this Section 7 other than solely with the other Greenlight Parties or one or more of the Controlled Affiliates of any Greenlight Party; or

          7.4 publicly disclose any intent, purpose, plan or proposal for the Company or any of its Representatives to amend or waive any provision of this
Section 7.

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          Notwithstanding the foregoing, nothing in this Agreement shall be deemed to in any way to restrict or limit (a) Einhorn's ability to discuss any matter confidentially with the Company, the Company's Board of Directors or any of its members or (b) the Greenlight Parties' ability to communicate, on a confidential basis, with their Representatives.

     Section 8. Non-Disparagement. During the Standstill Period, all of the parties hereto agree not to, agree to cause their Controlled Affiliates not to, and agree not to authorize or knowingly permit on its behalf their other Affiliates, Associates and Representatives to, publicly take any action or make any statement, written or oral, which disparages the other or its Affiliates, Associates or Representatives, or prior to the ninetieth (90th) day following Einhorn joining the Company's Board of Directors, its business or practices or the decisions of the Company's Board of Directors, other than in connection with confidential, non-public discussions between Einhorn and the Company; provided, however, that at any time after the ninetieth (90th) day following Einhorn joining the Company's Board of Directors, this Section 8 shall not prevent Einhorn from taking any action or making any statement, written or oral, which may be deemed to disparage the Company, the Company's business or practices or the decisions of the Company's Board of Directors.

     Section 9. Termination of Confidentiality Agreement. The Company and GCI hereby terminate that certain Confidentiality Agreement between the Company and GCI dated as of September 9, 2005, effective upon the Effective Date. Such agreement shall be of no further force and effect after the Effective Date, and neither the Company nor GCI shall have any surviving obligations, rights, or duties thereunder after the Effective Date.

     Section 10. Role of Mr. Einhorn on the Board. Einhorn or a Replacement Designee, as the case may be, upon election to the Company's Board of Directors, will be governed by the same protections and obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies and other governance guidelines, and shall have the same rights and benefits, including (but not limited to) with respect to insurance, compensation and fees, as are applicable to all independent directors of the Company. Subject to the terms and conditions of the Company's equity incentive plans and applicable law, Einhorn or a Replacement Designee, as the case may be, may allocate any compensation received in connection with serving on the Company's Board of Directors to any of the Greenlight Parties.

     Section 11. Public Announcement; Filings.

          11.1 The Company and the Greenlight Parties shall announce this Agreement and the material terms hereof by means of a joint press release in the form of Exhibit D hereto (the "Press Release") as soon as practicable on or after the date hereof. Neither the Company, the Greenlight Parties nor any of their respective Controlled Affiliates shall issue, and shall not authorize or knowingly permit on its behalf their other Affiliates, Associates and Representatives to issue, any other press releases or make any filings with the SEC concerning the terms hereof or the relationship between the parties without the prior written consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned, except where such announcement is required by applicable law, the rules of any applicable securities exchange or valid legal process, in which case the parties shall consult with each other in advance to the extent reasonably practicable. Notwithstanding the foregoing, the Company acknowledges that the Greenlight Parties will, subject to the Company's right to be consulted pursuant to the foregoing sentence, file an amendment to their Schedule 13D which may contain the Press Release and this Agreement as an exhibit and explain that Greenlight LP is withdrawing the Greenlight Notice.

          11.2 The Company agrees that the Company's proxy statement for the 2006 Annual Meeting and all other solicitation materials to be delivered to stockholders in connection with the 2006 Annual Meeting will be prepared in accordance with, and in furtherance of, this Agreement. The Company will provide the Greenlight Parties with copies of any proxy materials or other solicitation materials at least two (2) business days, in the case of proxy statements, and at least one (1) business day, in the case of other solicitation materials, in advance of filing such materials with the SEC or disseminating the same in order to permit the Greenlight Parties a reasonable opportunity to review and comment on such materials. The Greenlight Parties will provide as promptly as reasonably practicable all information required under applicable law to be included in the Company's proxy statement for the 2006 Annual Meeting and any other solicitation materials to be delivered to stockholders of the Company in connection with the 2006 Annual Meeting.

     Section 12. No Impairment. The Company will not take any action, by amendment of the Charter or its Bylaws, through reorganization, merger, dissolution or any other voluntary action, to avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Greenlight Parties against impairment. Without limiting the foregoing, the Company will not (a) adopt a shareholder rights plan pursuant to which rights would become exercisable as a result of the Greenlight Parties having Beneficial Ownership of, or becoming the Beneficial Owners of, a percentage of shares of Common Stock that is equal to or less than the Greenlight Limit, (b) elect to be governed by the Maryland Business Combination Act (the "MBCA") such that any of the Greenlight Parties or their respective Affiliates would be an "interested stockholder" under the MBCA, (c) elect to be governed by the Maryland Control Share Acquisition Act (the "MCSAA") such that a vote of stockholders under the MCSAA would be required for any of the Greenlight Parties or their Affiliates to have voting rights with respect to any of the shares of Common Stock held or acquired by them up to the Greenlight Limit, (d) prior to the effective date of the Amendment, issue any shares of Capital Stock to any Person that would be included in the computation under Section 4.3 or (e) so long as the description of Einhorn's relationship to the Greenlight Parties set forth in the Schedule 13D filed by Einhorn and certain other Greenlight Parties (as amended through the date hereof) and in the Greenlight Notice remains accurate in all material respects, assert that the condition set forth in Section 3(b) of the Tax Representation Letter or Section 4.2(b) of this Agreement is breached as a result of Einhorn's Beneficial Ownership or Constructive Ownership of Common Stock (but excluding ownership directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code).

     Section 13. Miscellaneous. Each of the parties hereto hereby irrevocably and unconditionally consent to submit to the jurisdiction of the courts of the State of Maryland and the United States of America, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by United States registered mail shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each of the parties hereto hereby irrevocably and unconditionally waive, and will cause their respective Controlled Affiliates to waive, any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Maryland and the United States of America, and hereby further irrevocably and unconditionally waive, and will cause their respective Controlled Affiliates to waive, and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

     Section 14. Remedies. It is understood and agreed that money damages would not be a sufficient remedy for any actual or threatened breach of this Agreement by the Greenlight Parties or the Company and their respective Affiliates, Associates or Representatives and that the Company and the Greenlight Parties shall be entitled to equitable relief, including injunctions and specific performance, as a remedy for any such breach and the Greenlight Parties and the Company agree to waive, and to cause their Controlled Affiliates to waive, any requirement for the securing or posting of any bond in connection with any such remedy and agrees not to make a motion or demand therefor. Such remedies shall not be deemed to be the exclusive remedies available to the Company or the Greenlight Parties for a breach of this Agreement by the Greenlight Parties or the Company, respectively, or any of their Affiliates, Associates or Representatives, but shall be in addition to all other rights and remedies otherwise available at law or equity to the Company.

     Section 15. Assignment. None of the Greenlight Parties may transfer, assign, pledge or hypothecate, by operation of law or otherwise, its rights and obligations under this Agreement without the prior written consent of the Company, except that a Greenlight Party may assign its rights and obligations hereunder without prior written consent of the Company to any Controlled Affiliate of a Greenlight Party, provided that no such assignment shall relieve the assigning party of its obligations hereunder, and any such assignee must execute and deliver to the Company a countersigned copy of the Tax Representation Letter.

     Section 16. Fees and Expenses. Within fifteen (15) business days after receiving documentation thereof, the Company shall pay to GCI, on behalf of all of the Greenlight Parties, the documented out-of-pocket fees and expenses, including without limitation the fees and expenses of any Representatives, up to a maximum of $300,000 (the "Cap"), incurred through the Effective Date by the Greenlight Parties in connection with this Agreement, any discussions between the Greenlight Parties and the Company after the filing of Amendment No. 3 to the Greenlight Parties' Schedule 13D filed with the SEC on April 28, 2005 and the proxy contest referred to in the Greenlight Notice. All fees and expenses in excess of the Cap, as well as all fees and expenses incurred by the Company, including without limitation the fees and expenses of any Representatives, shall be paid by the party incurring such fees and expenses.

     Section 17. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          17.1 if to the Company, to:

               New Century Financial Corporation
               18400 Von Karman, Suite 1000
               Irvine, California 92612
               Attention: Stergios Theologides, Esq.
               Facsimile No.: (949) 440-7033

               with a copy to:

               O'Melveny & Myers LLP
               610 Newport Center Drive, 17th Floor
               Newport Beach, California 92660
               Attention: David Krinsky, Esq.
               Facsimile No: (949) 823-6994

               and to:

               O'Melveny & Myers LLP
               Times Square Tower
               7 Times Square
               New York, New York 10036
               Attention: Spencer Klein, Esq.
               Facsimile No: (212) 326-2061

          17.2 if to the Greenlight Parties, to:

               Greenlight Capital, Inc.
               2 Grand Central Tower
               140 East 45th Street, 24th Floor
               New York, New York 10017
               Attention: Mr. Daniel Roitman
               Facsimile No.: (212) 973-9219
               with a copy to:

               Akin Gump Strauss Hauer & Feld LLP
               1700 Pacific Avenue, Suite 4100
               Dallas, Texas 75201
               Attention: Eliot D. Raffkind, Esq.
               Facsimile No.: (214) 969-4343

     Section 18. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the Effective Date.

NEW CENTURY FINANCIAL CORPORATION


By: /s/ Brad A. Mornice
    -----------------------------------
Name: Brad A. Mornice
      ---------------------------------
Title: Vice Chairman, President and COO
       --------------------------------


GREENLIGHT CAPITAL, L.P.

By: Greenlight Capital, L.L.C.
    its general partner


By: /s/ David Einhorn
    -----------------------------------
Name: David Einhorn
      ---------------------------------
Title: Senior Managing Member
       --------------------------------


GREENLIGHT CAPITAL L.L.C.


By: /s/ David Einhorn
    -----------------------------------
Name: David Einhorn
      ---------------------------------
Title: Senior Managing Member
       --------------------------------


GREENLIGHT CAPITAL, INC.


By: /s/ David Einhorn
    -----------------------------------
Name: David Einhorn
      ---------------------------------
Title: President
       --------------------------------

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the Effective Date.

DME ADVISORS, L.P.

By: DME Advisors GP, L.L.C.
    its general partner


By: /s/ David Einhorn
    ---------------------------------
Name: David Einhorn
      -------------------------------
Title: Senior Managing Member
       ------------------------------


DME ADVISORS GP, L.L.C.


By: /s/ David Einhorn
    ---------------------------------
Name: David Einhorn
      -------------------------------
Title: Senior Managing Member
       ------------------------------


GREENLIGHT CAPITAL QUALIFIED, L.P.

By: Greenlight Capital, L.L.C.
    its general partner


By: /s/ David Einhorn
    ---------------------------------
Name: David Einhorn
      -------------------------------
Title: Senior Managing Member
       ------------------------------


GREENLIGHT CAPITAL OFFSHORE, LTD.

By: Greenlight Capital, Inc.
    its investment advisor


By: /s/ David Einhorn
    ---------------------------------
Name: David Einhorn
      -------------------------------
Title: President
       ------------------------------

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the Effective Date.

DAVID EINHORN

/s/ David Einhorn
-------------------------------------

                                   SCHEDULE A

                           SHARE OWNERSHIP INFORMATION

     For the purposes hereof, "beneficial ownership" has the meaning of such term under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Regulation 13D-G thereunder. Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P. (collectively the "DOMESTIC FUNDS") may be deemed to "beneficially own" (within the meaning of such term under Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder) 613,000 and 1,902,300 shares of common stock ("COMMON STOCK") of New Century Financial Corporation respectively. Greenlight Capital, L.L.C., as the general partner of each of the Domestic Funds, directs the voting and disposition of the shares owned by Domestic Funds and, therefore, may be deemed the "beneficial owner" of any shares that may be beneficially owned by the Domestic Funds within the meaning of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder. Greenlight Capital, Inc. is party to an investment advisory contract with Greenlight Capital Offshore, Ltd., pursuant to which Greenlight Capital, Inc. has sole voting and dispositive power over any shares that Greenlight Capital Offshore, Ltd. owns. Greenlight Capital, Inc., as the investment manager of Greenlight Capital Offshore, Ltd., may be deemed the "beneficial owner" of the 2,583,500 shares of Common Stock that may be beneficially owned by Greenlight Capital Offshore, Ltd. within the meaning of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder. DME Advisors, L.P., as investment advisor to a managed account, and its general partner, DME Advisors GP, L.L.C., may be deemed the "beneficial owner" of the 400,800 shares of Common Stock that may be beneficially owned by such managed account within the meaning of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder. As the Senior Managing Member of Greenlight Capital, L.L.C. and DME Advisors GP, L.L.C. and the President of Greenlight Capital, Inc., David Einhorn directs the voting and disposition of all of the 5,500,000 shares of Common Stock described above and, therefore, may be deemed the "beneficial owner" of all of such shares within the meaning of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder. Each of David Einhorn, Greenlight Capital, L.L.C., Greenlight Capital, Inc., DME Advisors GP, L.L.C. and DME Advisors, LP disclaims all beneficial ownership over the shares owned by Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Capital Offshore, Ltd. and the managed account for which DME Advisors, LP acts as investment advisor.

                                    EXHIBIT A

                                FORM OF AMENDMENT

                                    EXHIBIT A

                                FORM OF AMENDMENT

     "5.2 "Restrictions on Transfer and Ownership of Capital Stock.

     Subsequent to the Initial Date (as defined below) and until the Restriction Termination Date (as defined below), all Capital Stock of the Corporation shall be subject to the following restrictions and limitations:

          (a) Definitions. For purposes of this Article V and the interpretation of the stock legends set forth herein, the following terms shall have the following meanings:

          "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of Capital Stock, whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the exercise of the Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire Capital Stock, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner, each as defined below.

          "Acquisition Rights" shall mean, rights to Acquire Capital Stock pursuant to: (i) the exercise of any option or warrant issued by the Corporation; or (ii) any pledge of Capital Stock.

          "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of Capital Stock either directly or indirectly, including directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Charitable Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 5.4(a) hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned" and "Constructive Owner" shall have the correlative meanings.

          "Disqualified Organization" shall mean the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative that is described in Section 521 of the Code) that is both exempt from income taxation and exempt from taxation under the unrelated business taxable income provisions of the Code, and any rural electrical or telephone cooperative (all as referred to in Section 860E(e)(5) of the Code).

          "Excepted Holder" shall have the meaning set forth in Section 5.2(f).

          "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 5.2(f), and subject to adjustment pursuant to
Section 5.2(h), the percentage limit on Beneficial Ownership or Constructive Ownership of shares of Capital Stock established by the Board of Directors pursuant to Section 5.2(f);

          "Initial Date" shall mean October 1, 2004.

          "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Board of Directors.

          "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

          "Ownership Limit" shall mean not more than 9.8% of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, limited liability company or partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, provided, however, that this shall not include an underwriter which participates in a registered public offering of the Corporation's Capital Stock (or securities convertible into or exchangeable for Capital Stock) or an initial purchaser which participates in a private placement of shares of the Corporation's Capital Stock (or securities convertible into or exchangeable for Capital Stock), but only for a period of ninety (90) days following the date of purchase of shares of Capital Stock by the underwriter in such public offering or the initial purchaser in such private placement and only to the extent that purchases of shares of Capital Stock by such underwriter or initial purchaser in such public offering or private placement are necessary to facilitate such public offering or private placement.

          "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.2(b), would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

          "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 7.3 of this Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

          "Stock-in-Trust" shall mean any Capital Stock designated Stock-in-Trust pursuant to Section 5.4(a).

          "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Capital Stock, or the right to vote or receive dividends on Capital Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. "Transfer" shall also include any transfer of interests in other entities, and any change in relationship between two or more Persons, that results in a change in Beneficial Ownership or Constructive Ownership of Capital Stock, whether by operation of law or otherwise. "Transfer" (as a verb) shall have a correlative meaning.

          "Trust" shall mean any separate trust created pursuant to Section 5.4(a) below and administered in accordance with the terms of Section 5.4 hereof, for the exclusive benefit of any Charitable Beneficiary.

          "Trustee" shall mean the trustee of the Trust, which is selected by the Corporation but not affiliated with the Corporation or a Prohibited Owner, and any successor trustee appointed by the Corporation.

          (b) Ownership Limitation and Transfer Restrictions.

               (i) Except as provided in Section 5.2(f) below, from and after the Initial Date and prior to the Restriction Termination Date:

                    (v) no Disqualified Organization shall be a record holder of any shares of Capital Stock;

                    (w) no Person shall Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit;

                    (x) no Person shall Acquire Capital Stock, if, as a result of such action, the Capital Stock would be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code);

                    (y) no Person shall Acquire Capital Stock or any interest therein if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code or would otherwise fail to qualify as a REIT, as the case may be; and

                    (z) no Person shall Acquire Capital Stock or any interest therein if, as a result of such acquisition, the Corporation would Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

               (ii) Subject to Section 5.7, any Transfer that would result in a violation of the restrictions in subsection (b)(i) above, shall be void ab initio as to the purported Transfer of such number of shares of Capital Stock that would cause the violation of the applicable restriction in subsection
(b)(i), and the Prohibited Owner or transferee, as applicable, shall acquire no rights in such shares of Capital Stock.

          (c) Automatic Transfer to Trust.

               (i) If, notwithstanding the other provisions contained in this
Article V but subject to Section 5.7 below, at any time from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in Section 5.2(f) below, (x) the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Capital Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Prohibited Owner to Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit (rounded up to the nearest whole share), (y) such number of shares of Capital Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.4(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with
Section 5.4 hereof, and (z) such Prohibited Owner shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee. Any Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding title to the shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares which would cause such person to own shares in excess of the Ownership Limit. Such transfer to a Trust and the designation of shares as Stock-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

               (ii) If, notwithstanding the other provisions contained in this
Article V but subject to Section 5.7 below, at any time from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Capital Stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of
Section 856(d)(2)(B) of the Code, or (iv) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the

Capital Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which by such Prohibited Owner would (A) result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.4(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with
Section 5.4 hereof, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee.

               (iii) If, notwithstanding the other provisions contained in this
Article V but subject to Section 5.7 below, at any time from and after the Initial Date, there is a purported Transfer or other event that, if effective, would result in the Capital Stock being owned by a Disqualified Organization as a record holder, then (x) the Disqualified Organization shall acquire no right or interest (or, in the case of such other event other than a Transfer, the person holding record title to the Capital Stock with respect to which such other event has occurred, shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which would result in the Capital Stock being owned by a Disqualified Organization as a record holder, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of
Section 5.4(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with Section 5.4 hereof, and (z) the Disqualified Organization (or, in the case of such other event other than a Transfer, the person holding record title to the Capital Stock with respect to which such other event has occurred) shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee.

          (d) Remedies for Breach. If the Board of Directors or an authorized designee shall at any time determine that a purported Transfer of Capital Stock has taken place in violation of Section 5.2(b) above or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Stock of the Corporation in violation of Section 5.2(b) above, the Board of Directors or an authorized designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; provided, however, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 5.2(b)(i) above shall automatically result in the transfer described in Section 5.2(c) above, irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 5.2(f) below.

          (e) Notice of Restricted Transfer.

               (i) Any Person who acquires or attempts to Acquire Capital Stock in violation of Section 5.2(b) above, and any Person who is a Prohibited Owner of Capital Stock that is transferred to a Trust under Section 5.2(c) above, shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation's status as a REIT.

               (ii) From and after the Initial Date and prior to the Restriction Termination Date every Beneficial Owner or Constructive Owner of more than 5%, in the case that the Corporation has 2,000 or more stockholders of record, or 1%, in the case that the Corporation has more than 200 but fewer than 2,000 stockholders of record, or such other percentage as may be provided from time to time in the pertinent income tax regulations promulgated under the Code, of the number or value of the outstanding shares of Capital Stock of the Corporation shall, within 30 days after the end of each taxable year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Capital Stock Beneficially or Constructively Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit; and

               (iii) From and after the Initial Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Capital Stock of the Corporation and each Person (including the stockholder of record) who is holding Capital Stock of the Corporation for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit.

          (f) Exemption. The Board of Directors may, but shall in no case be required to, exempt a Person (the "Excepted Holder") from the Ownership Limit and establish an Excepted Holder Limit for such Excepted Holder, if the Board of Directors concludes that no Person will, as the result of the ownership of Capital Stock by the Excepted Holder, be considered to have Beneficial Ownership or Constructive Ownership of an amount of Capital Stock that will violate the restrictions contained in Sections 5.2(b)(i)(x), 5.2(b)(i)(y) or 5.2(b)(i)(z) above; provided, that:

               (i) the Board of Directors obtains such representations and undertakings from each of the Excepted Holder and such other Persons as are reasonably necessary to ascertain that no individual's (as defined in Section 542(c)(2) of the Code) Beneficial Ownership or Constructive Ownership of Capital Stock will violate the Ownership Limit or the restrictions contained in Sections 5.2(b)(i)(x), 5.2(b)(i)(y) or 5.2(b)(i)(z);

               (ii) each of the Excepted Holder and such other Persons does not own and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

               (iii) the Excepted Holder agrees that any violation or attempted violation of any conditions invoked by the Board of Directors will result in such transfer to the Trust of Capital Stock pursuant to Section 5.2(c) hereof.

In making any determination to exempt a Person from the Ownership Limit, the Board of Directors may, in its sole discretion, but shall be under no obligation to, require a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel, both in form and substance satisfactory to the Board of Directors.

Notwithstanding the receipt of any such ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Unless and until a Person is exempted from the Ownership Limit by the Board of Directors, the Ownership Limit shall apply to such Person, notwithstanding the fact that if such Person were otherwise to Acquire Capital Stock in excess of the Ownership Limit, such Acquisition would not adversely affect the Corporation's qualification as a REIT under the Code.

          (g) Legend. For so long as the Board of Directors deems appropriate, each certificate for shares of Capital Stock shall bear substantially the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION'S CAPITAL STOCK IN EXCESS OF 9.8% (AS MAY BE ADJUSTED FROM TIME TO TIME BY THE BOARD OF DIRECTORS) OF THE LESSER OF THE AGGREGATE NUMBER OR THE AGGREGATE VALUE OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(hH) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS; (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CORPORATION CONSTRUCTIVELY OWNING 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE, OR WOULD OTHERWISE FAIL TO QUALIFY AS A REIT; AND (V) NO DISQUALIFIED ORGANIZATION SHALL BE A RECORD HOLDER OF ANY SHARES OF CAPITAL STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE."

          (h) Modification of Ownership Limit. Subject to Section 7.3, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease shall only be made prospectively as to subsequent holders of Capital Stock, unless the decrease is as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately; provided, further, that no increase shall be made if, after giving effect to such increase the Corporation would otherwise fail to qualify as a REIT; provided, further, that prior to the modification of the ownership limitations, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT."

                                    EXHIBIT B

                        FORM OF TAX REPRESENTATION LETTER

                                    EXHIBIT B

                        FORM OF TAX REPRESENTATION LETTER

                            Greenlight Capital, L.P.
                           Greenlight Capital, L.L.C.
                            Greenlight Capital, Inc.
                               DME Advisors, L.P.
                             DME Advisors GP, L.L.C.
                       Greenlight Capital Qualified, L.P.
                        Greenlight Capital Offshore, Ltd.
                                  David Einhorn
                              2 Grand Central Tower
                              140 East 45th Street
                                    Floor 24
                            New York, New York 10017

                                 March 14, 2006

New Century Financial Corporation
18400 Von Karman Avenue, Suite 1000
Irvine, California 92612

Ladies and Gentlemen:

     In connection with the grant by the Board of Directors or a committee thereof (the "BOARD") of New Century Financial Corporation (the "COMPANY") of an exemption (the "EXEMPTION") from the limit on the ownership of the outstanding Common Stock (the "COMMON STOCK") of the Company (as set forth in Article V of the Company's Articles of Amendment and Restatement (the "ARTICLES OF INCORPORATION"), the "OWNERSHIP LIMIT") to Greenlight Capital, L.P.; Greenlight Capital, L.L.C.; Greenlight Capital, Inc.; DME Advisors, L.P.; DME Advisors GP, L.L.C.; Greenlight Capital Qualified, L.P.; Greenlight Capital Offshore, Ltd.; and David Einhorn (each a "GREENLIGHT PARTY" and collectively, the "GREENLIGHT PARTIES"), together with their Controlled Affiliates (within the meaning set forth in the Agreement by and among the Company and the Greenlight Parties, dated of even date herewith (the "SETTLEMENT AGREEMENT")) in connection with the ownership of the Common Stock of the Company by the Greenlight Parties, together with their Controlled Affiliates, in excess of the Ownership Limit, each

New Century Financial Corporation
March 14, 2006
Page 2


Greenlight Party hereby certifies to you that the following statements are true, correct and complete:

1. The Greenlight Parties, each of whose address is 2 Grand Central Tower, 140 East 45th Street, Floor 24, New York, New York 10017, are funds (the "GREENLIGHT FUNDS") and investment advisors that manage the Greenlight Funds and advise private and institutional clients.

2. None of David Einhorn, any individual investor in a Greenlight Fund or any individual who maintains an account with any Greenlight Party or a Controlled Affiliate of any Greenlight Party has a beneficial ownership or Constructive Ownership interest in Common Stock that exceeds the Ownership Limit as of the date hereof. For purposes of this paragraph 2, "beneficial ownership" shall mean ownership directly or indirectly under Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "CODE"), taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code.

3. Each Greenlight Party understands that the Exemption is conditioned on the following:

     (a) the Greenlight Parties, together with their Controlled Affiliates, collectively may not Beneficially Own or Constructively Own shares of Common Stock in excess of the Greenlight Limit (as defined in the Settlement Agreement) at any time, as per the terms of the Settlement Agreement;

     (b) none of David Einhorn, any direct, indirect or constructive individual investor in a Greenlight Fund or any individual who maintains an account with or has any direct, indirect or constructive interest in any Greenlight Party or any Controlled Affiliate of any Greenlight Party may at any time Beneficially Own or Constructively Own an interest in the Common Stock that would, as a result of the ownership of the Common Stock by the Greenlight Parties together with their Controlled Affiliates, exceed the Ownership Limit;

     (c) none of David Einhorn, any direct, indirect or constructive individual investor in a Greenlight Fund or any individual who maintains an account with or has any direct, indirect or constructive interest in any Greenlight Party or any Controlled Affiliate of any Greenlight Party may Beneficially Own or Constructively Own the outstanding Common Stock to the extent such ownership would, as a result of the ownership of the Common Stock by the Greenlight Parties together with their Controlled Affiliates, cause

New Century Financial Corporation
March 14, 2006
Page 3


the Company to be closely held (within the meaning of Section 856(h) of the Code) or otherwise fail to qualify as a real estate investment trust ("REIT"); and

     (d) no Greenlight Party or any Controlled Affiliate of any Greenlight Party, may own, actually or Constructively, an interest in a tenant of the Company that would, as a result of the ownership of the Common Stock by the Greenlight Parties together with their Controlled Affiliates, cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

4. The Greenlight Parties understand that the Exemption will be automatically revoked to the extent that any of the conditions listed in the preceding paragraph 3 or Sections 4.2(a), (b) or (c) of the Settlement Agreement is breached or violated.

5. The Greenlight Parties understand and agree that any violation of any of the conditions listed in paragraph 3 will result in a transfer to a trust of the shares of Common Stock Beneficially Owned or Constructively Owned by the Greenlight Parties and their Controlled Affiliates in excess of the Ownership Limit pursuant to Section 5.2(c) of the Articles of Incorporation.

6. The Greenlight Parties understand that for purposes of this Exemption and this letter the term "individual" shall mean (i) a natural person; (ii) an organization described in Section 501(c)(17) or 509(a) of the Code; (iii) a qualified trust described in Section 401(a) of the Code if one or more disqualified persons (as defined in Section 4975(e)(2) of the Code, without regard to subparagraphs (B) and (I) thereof) with respect to such qualified trust hold in the aggregate 5 percent or more in value of the interests in the Company and the Company has accumulated earnings and profits attributable to any period for which it did not qualify as a real estate investment trust; or (iv) a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law.

7. The Greenlight Parties understand that the Exemption is granted solely to the Greenlight Parties, together with their Controlled Affiliates, and relates solely to the Common Stock. For the avoidance of doubt, and subject to paragraph 3 and the Settlement Agreement, the assignment of shares of Common Stock by a Greenlight Party to another Greenlight Party or a Controlled Affiliate of any Greenlight Party shall not affect the Exemption.

New Century Financial Corporation
March 14, 2006
Page 4


8. The Greenlight Parties understand that in no event shall this Exemption permit any individual's Beneficial Ownership or Constructive Ownership of Capital Stock to exceed, at any time, the Ownership Limit.

9. The Greenlight Parties understand that the Board retains the right to revoke or modify the Exemption in order to prevent disqualification of the Company as a REIT under the Code, but the Company would notify and consult with the Greenlight Parties as soon as possible prior to any such revocation or modification.

10. The Greenlight Parties agree to cooperate with the Company if the Company reasonably requests information from the Greenlight Parties or their Controlled Affiliates regarding the number of shares of Common Stock or any preferred stock of the Company owned by the Greenlight Parties or their Controlled Affiliates.

11. The Greenlight Parties understand that the Company will rely on the truth and accuracy of the statements contained in this letter in granting the Exemption. In addition, the Greenlight Parties authorize O'Melveny & Myers LLP (and/or other outside tax counsel to the Company) to rely on the truth and accuracy of the statements contained in this letter in preparing its opinion regarding the effect of the Exemption on the Company's continued qualification as a REIT.

12. Written notices or inquiries to the Company should be directed to:

     New Century Financial Corporation
     18400 Von Karman Avenue, Suite 1000
     Irvine, California 92612
     Attn: Stergios Theologides, Esq.
     Telephone: 800-967-7623
     Fax: 949-440-7030

New Century Financial Corporation
March 14, 2006
Page 5


13. Written notices or inquiries to the Greenlight Parties should be directed to:

     Greenlight Capital, Inc.
     2 Grand Central Tower
     140 East 45th Street, Floor 24
     New York, New York 10017
     Attn: Daniel Roitman
     Telephone: 212-973-1900
     Fax: 212-973-9219

14. All terms used but not defined herein shall have the meanings assigned to them in the Settlement Agreement.

                                        Very truly yours,

                                        GREENLIGHT CAPITAL, L.P.

                                        By: Greenlight Capital, L.L.C.
                                        its general partner


                                        By: /s/ David Einhorn
                                            ------------------------------------
                                        Name: David Einhorn
                                              ----------------------------------
                                        Its: Senior Managing Member
                                             -----------------------------------


                                        GREENLIGHT CAPITAL, L.L.C.


                                        By: /s/ David Einhorn
                                            ------------------------------------
                                        Name: David Einhorn
                                              ----------------------------------
                                        Its: Senior Managing Member
                                             -----------------------------------

New Century Financial Corporation
March 14, 2006
Page 6


                                        GREENLIGHT CAPITAL, INC.


                                        By:  /s/ David Einhorn
                                            ------------------------------------
                                        Name:  David Einhorn
                                              ----------------------------------
                                        Its:   President
                                             -----------------------------------


                                        DME ADVISORS, L.P.

                                        By: DME Advisors GP, L.L.C.
                                            its general partner


                                        By:  /s/ DAVID EINHORN
                                            ------------------------------------
                                        Name:  DAVID EINHORN
                                              ----------------------------------
                                        Its:  Senior Managing Member
                                             -----------------------------------


                                        DME ADVISORS GP, L.L.C.


                                        By:  /s/ DAVID EINHORN
                                            ------------------------------------
                                        Name: David Einhorn
                                              ----------------------------------
                                        Its:  Senior Managing Member
                                             -----------------------------------


                                        GREENLIGHT CAPITAL QUALIFIED, L.P.

                                        By: Greenlight Capital, L.L.C.
                                            its general partner


                                        By:  /s/ David Einhorn
                                            ------------------------------------
                                        Name:  David Einhorn
                                              ----------------------------------
                                        Its:   Senior Managing Member
                                             -----------------------------------

New Century Financial Corporation
March 14, 2006
Page 7


                                        GREENLIGHT CAPITAL OFFSHORE, LTD.

                                        By: Greenlight Capital, Inc.
                                            its investment advisor


                                        By:  /s/ David Einhorn
                                            ------------------------------------
                                        Name:  David Einhorn
                                              ----------------------------------
                                        Its:   President
                                             -----------------------------------


                                        DAVID EINHORN

                                        /s/ David Einhorn
                                        -----------------------------

                                    EXHIBIT C

              FORM OF AMENDMENT TO 2004 INCENTIVE PERFORMANCE PLAN

                                    EXHIBIT C

              FORM OF AMENDMENT TO 2004 INCENTIVE PERFORMANCE PLAN

                        NEW CENTURY FINANCIAL CORPORATION
                         2004 PERFORMANCE INCENTIVE PLAN

             (Composite Plan Document Reflecting Proposed Amendment)

1.   PURPOSE OF PLAN

     The purpose of this New Century Financial Corporation 2004 Performance Incentive Plan (this "PLAN") of New Century Financial Corporation, a Maryland corporation (the "CORPORATION") is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.   ELIGIBILITY

     The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "ELIGIBLE PERSON" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries or Affiliates; (b) a member of the Board; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries or Affiliates in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries or Affiliates) to the Corporation or one of its Subsidiaries or Affiliates and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect the Corporation's compliance with applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "SUBSIDIARY" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; "AFFILIATE" means any corporation or other entity a significant portion of the equity of which is beneficially owned directly or indirectly by the Corporation (regardless of whether such entity qualifies as a Subsidiary), as determined by the Administrator; and "BOARD" means the Board of Directors of the Corporation.

3.   PLAN ADMINISTRATION

     3.1 THE ADMINISTRATOR. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "ADMINISTRATOR" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries and Affiliates who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

          With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

     3.2 POWERS OF THE ADMINISTRATOR. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

          (a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

          (b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

          (c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

          (d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries and Affiliates, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

          (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

          (f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

          (g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

          (h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

          (i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

          (j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

          (k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

     3.3 BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary or Affiliate, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

     3.4 RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation, or any of its Subsidiaries or Affiliates, shall be liable for any such action or determination taken or made or omitted in good faith.

     3.5 DELEGATION. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or Affiliates.

4.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

     4.1 SHARES AVAILABLE. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "COMMON STOCK" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

     4.2 SHARE LIMITS. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "SHARE LIMIT") is equal to the sum of (a) 3,244,279 shares, plus (b) the number of any shares subject to stock options granted under the Corporation's 1995 Stock Option Plan (the "1995 PLAN") and outstanding as of the date the Board approved this amended version of the Plan (the "BOARD APPROVAL DATE") which expire, or for any reason are cancelled or terminated, after the Board Approval Date without being exercised; provided that in no event shall the Share Limit exceed 6,108,450 shares (which is the sum of the 3,244,279 shares set forth above, plus the maximum number of shares subject to options previously granted and outstanding under the 1995 Plan as of the Board Approval Date).(1) The following limits also apply with respect to awards granted under this Plan:

          (a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 450,000 shares, subject to the Plan limit set forth above.

          (b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 750,000 shares.

          (c) The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than pursuant to those described in the next sentence, is 1,400,000. This limit does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of "discounted" stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section
               5.1.2 (which generally requires that shares delivered in respect of "discounted" stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.

          (d) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

          Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

     4.3 AWARDS SETTLED IN CASH, REISSUE OF AWARDS AND SHARES. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under
          Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or

----------
(1) As of the Board Approval Date, the aggregate share limit was 1,994,279 shares, as previously adjusted and subject to future adjustment pursuant to clause (b) of the first sentence of Section 4.2. Stockholders are being asked to approve an amendment to the Plan that would increase the aggregate share limit by an additional 1,250,000 shares so that the new aggregate share limit for the Plan would be 3,244,279 shares, subject to adjustment as contemplated by clause (b) of the first sentence of Section 4.2.

          for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under
          Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

     4.4 RESERVATION OF SHARES; NO FRACTIONAL SHARES; MINIMUM ISSUE. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.   AWARDS

     5.1 TYPE AND FORM OF AWARDS. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries or Affiliates. The types of awards that may be granted under this Plan are:

          5.1.1 STOCK OPTIONS. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and
          (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section
          4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.2 ADDITIONAL RULES APPLICABLE TO ISOS. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          5.1.3 STOCK APPRECIATION RIGHTS. A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement except as follows: (a) in the case of a SAR granted retroactively or in tandem with or as substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years.

          5.1.4 OTHER AWARDS. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof;
          (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

     5.2 SECTION 162(M) PERFORMANCE-BASED AWARDS. Without limiting the generality of the foregoing, any of the types of awards listed in
          Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant ("QUALIFYING OPTIONS" and "QUALIFYING SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("PERFORMANCE-BASED AWARDS"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and
          5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

          5.2.1 CLASS; ADMINISTRATOR. The eligible class of persons for Performance-Based Awards shall be officers and employees of the Corporation and its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under
          Section 162(m) of the Code.

          5.2.2 PERFORMANCE GOALS. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying
          SARs) shall be, on an absolute or relative basis, established based on one or more of the business criteria set forth on Appendix A hereto ("BUSINESS CRITERIA") as selected by the Administrator in its sole discretion. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

          5.2.3 FORM OF PAYMENT; MAXIMUM PERFORMANCE-BASED AWARD. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 750,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $10,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

          5.2.4 CERTIFICATION OF PAYMENT. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying
          SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

          5.2.5 RESERVATION OF DISCRETION. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6 EXPIRATION OF GRANT AUTHORITY. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of
          Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan.

     5.3 AWARD AGREEMENTS. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

     5.4 DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

     5.5 CONSIDERATION FOR COMMON STOCK OR AWARDS. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

          -    services rendered by the recipient of such award;

          - cash, check payable to the order of the Corporation, or electronic funds transfer;

          - notice and third party payment in such manner as may be authorized by the Administrator;

          -    the delivery of previously owned shares of Common Stock;

          - by a reduction in the number of shares otherwise deliverable pursuant to the award; or

          - subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

          In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

     5.6 DEFINITION OF FAIR MARKET VALUE. For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ National Market Reporting System (the "NATIONAL MARKET") for the date in question or, if no sales of Common Stock were reported by the NASD on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

     5.7  TRANSFER RESTRICTIONS.

          5.7.1 LIMITATIONS ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2 EXCEPTIONS. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

          5.7.3 FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

          (a)  transfers to the Corporation,

          (b) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

          (c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

          (d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

          (e) the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

     5.8 INTERNATIONAL AWARDS. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries or Affiliates outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.   EFFECT OF TERMINATION OF SERVICE ON AWARDS

     6.1 GENERAL. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries or Affiliates and provides other services to the Corporation or one of its Subsidiaries or Affiliates, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries or Affiliates and the date, if any, upon which such services shall be deemed to have terminated.

     6.2 EVENTS NOT DEEMED TERMINATIONS OF SERVICE. Unless the express policy of the Corporation or one of its Subsidiaries or Affiliates, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries or Affiliates or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries or Affiliates on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries or Affiliates may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

     6.3 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary or other Affiliate of the Corporation, as determined by the Administrator, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary or other Affiliate who does not continue as an Eligible Person in respect of the Corporation or another of its Subsidiaries or Affiliates that continues as such, as determined by the Administrator, after giving effect to the transaction or other event giving rise to the change in status.

7.   ADJUSTMENTS; ACCELERATION

     7.1 ADJUSTMENTS. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

          (a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

          (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

          The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

          In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

     7.2 AUTOMATIC ACCELERATION OF AWARDS. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

     7.3 POSSIBLE ACCELERATION OF AWARDS. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, "CHANGE IN CONTROL EVENT" means any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "PERSON")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "OUTSTANDING COMPANY

               COMMON STOCK") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

          (b) Individuals who, as of the Effective Date, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "BUSINESS COMBINATION"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "PARENT")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 25% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

     7.4 EARLY TERMINATION OF AWARDS. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

     7.5  OTHER ACCELERATION RULES. Any acceleration of awards pursuant to this
          Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

     7.6 POSSIBLE RESCISSION OF ACCELERATION. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

     7.7 GOLDEN PARACHUTE LIMITATION. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries or Affiliates for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries or Affiliates because of
          Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries or Affiliates is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries or Affiliates, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries or Affiliates, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries or Affiliates that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

     7.8 SECTION 162(M) LIMITATIONS. To the extent limited by Section 162(m) of the Code in the case of an award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the option or SAR, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the award.

8.   OTHER PROVISIONS

     8.1 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation or one of its Subsidiaries or Affiliates, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries or Affiliates, provide such assurances and representations to the Corporation or one of its Subsidiaries or Affiliates as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

     8.2 EMPLOYMENT STATUS. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

     8.3 NO EMPLOYMENT/SERVICE CONTRACT. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries or Affiliates, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries or Affiliates to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

     8.4 PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries or Affiliates and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     8.5 TAX WITHHOLDING. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries or Affiliates shall have the right at its option to:

          (a) require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries or Affiliates may be required to withhold with respect to such award event or payment; or

          (b) deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries or Affiliates may be required to withhold with respect to such cash payment.

          In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

     8.6  EFFECTIVE DATE, TERMINATION AND SUSPENSION, AMENDMENTS.

          8.6.1 EFFECTIVE DATE. This Plan is effective as of March 5, 2004, the date of its approval by the Board (the "EFFECTIVE DATE"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2 BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3 STOCKHOLDER APPROVAL. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4 AMENDMENTS TO AWARDS. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

          8.6.5 LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

     8.7 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

     8.8  GOVERNING LAW; CONSTRUCTION; SEVERABILITY.

          8.8.1 CHOICE OF LAW. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

          8.8.2 SEVERABILITY. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3 PLAN CONSTRUCTION.

               (a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

               (b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

     8.9 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     8.10 STOCK-BASED AWARDS IN SUBSTITUTION FOR STOCK OPTIONS OR AWARDS GRANTED BY OTHER CORPORATION. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries or Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries or Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries or Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

     8.11 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

     8.12 NO CORPORATE ACTION RESTRICTION. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary or affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary or affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary or affiliate, (d) any dissolution or liquidation of the Corporation or any subsidiary or affiliate, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary or affiliate, or (f) any other corporate act or proceeding by the Corporation or any subsidiary or affiliate. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary or affiliate, as a result of any such action.

     8.13 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or one of its Subsidiaries or Affiliates, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or one of its Subsidiaries or Affiliates.

                                   APPENDIX A
                                BUSINESS CRITERIA

     The Business Criteria referred to in Section 5.2.2 of the Plan shall mean any one or a combination of the following terms. These terms are used as applied under generally accepted accounting principles or in the Corporation's financial reporting. The Business Criteria applicable to an award may be established with respect to the Corporation (on either a stand-alone or consolidated basis) or any applicable Subsidiary, division, segment, or unit.

     BEFORE-TAX NET INCOME. "Before-Tax Net Income" means net income from operations before reduction for income taxes with the following adjustments: (a) benefits payable under the company's employee incentive compensation plans for the applicable performance period to employees of that entity (other than employees who participate in this Plan for that performance period) shall be deducted, but any cash benefits payable under this Plan shall not be deducted unless otherwise expressly provided by the Administrator at the time of grant of the Award; (b) any income or loss derived from discontinued operations shall be excluded (unless the Administrator expressly provides in the applicable award agreement that such income or loss shall not be excluded with respect to the related award); and (c) any income or loss derived from new or acquired operations shall be excluded (unless the Administrator expressly provides in the applicable award agreement that such income or loss shall not be excluded with respect to the related award).

     CASH FLOW. "Cash Flow" means cash and cash equivalents derived from either:
(a) net cash flow from operations, or (b) net cash flow from operations, financings and investing activities, as determined by the Administrator at the time of grant and set forth in the applicable award agreement.

     CORPORATE OVERHEAD COSTS. "Corporate Overhead Costs" means an entity's allocable share of the company's corporate overhead shared services including human resources, accounting, legal, information technology and compliance services.

     DELINQUENCY RATES. "Delinquency Rates" means the percentage of borrowers whose loans are serviced by the company who have not made a payment on or before its due date.

     EARNINGS PER SHARE. "Earnings Per Share" means earnings per share of Common Stock on a fully diluted basis (giving effect to the dilutive effects of stock options, restricted stock, and other dilutive instruments) determined by dividing: (a) net earnings, by (b) the weighted average number of common shares and common share equivalents outstanding.

     ECONOMIC PROFIT. "Economic Profit" means the company's net operating profit after tax less a capital charge. The capital charge is calculated by multiplying the company's operating capital by the company's weighted average cost of capital.

     EMPLOYEES. "Employees" means the entity's aggregate number of employees, or the number performing a specific function (such as loan officers, account executives, telemarketers, etc.).

     GAIN ON SALE OF LOANS. "Gain on Sale of Loans" means the total gain recognized on loans sold through whole loan transactions or through securitizations, net of premiums paid to acquire such loans and net of expenses associated with the sale of such loans.

     LIQUIDITY MANAGEMENT. "Liquidity Management" means the company's cash and borrowing capacity under its credit commitments.

     LOAN LOSSES. "Loan Losses" means sales of loans for less than the loan amount or sales of REOs for less than the loan amount at the time of foreclosure plus expenses and other advances in maintaining and selling the REO.

     LOAN PRODUCTION VOLUME. "Loan Production Volume" means the aggregate volume of loans funded during any given period or the volume of a type or category of loans funded during any given period, as specified by the Administrator in the award agreement.

     LOAN QUALITY. "Loan Quality" means a mathematical score based on the number of loans originated in accordance with the company's underwriting policies and procedures, loans sold, either individually, through bulk sales transactions, or through securitizations, at a premium price as a percentage of total loans sold, and various other measures.

     OPERATING MARGIN. "Operating Margin" means, on a percentage basis, the net execution of all whole loan sales during the performance period, plus net interest earned on unsold inventory, less loan acquisition costs.

     ORIGINATION EXPENSES. "Origination Expenses" means the aggregate points and fees paid to mortgage brokers or correspondents, commission expenses and other direct origination-related expenses paid by an entity in connection with loan originations over a specified period.

     ORIGINATION REVENUES. "Origination Revenues" means the aggregate points and fees and other revenues received by an Entity from borrowers in connection with loan originations over a specified period.

     RESIDUAL PERFORMANCE. "Residual Performance" means the performance of residual interests in the company's loan securitization transactions as compared with the projected performance used by the company in recording the book value of the residual interests.

     RETURN ON ASSETS. "Return on Assets" means the company's consolidated net income (less any preferred dividends), divided by the company's average assets.

     RETURN ON CAPITAL INVESTED. "Return on Capital Invested" means the company's consolidated net income (less any preferred dividends), divided by the company's invested capital.

     RETURN ON EQUITY. "Return on Equity" means consolidated net income of the company (less any preferred dividends), divided by the average consolidated common stockholders equity.

     RETURN ON SALES/REVENUE. "Return on Sales/Revenue" means the company's consolidated net income (less any preferred dividends), divided by the company's total sales or revenue, as applicable.

     STOCK PRICE. "Stock Price" means the stock price or market value of the Common Stock of the Corporation.

     TOTAL STOCKHOLDERS' EQUITY. "Total Stockholders' Equity" means the company's total stockholders' equity as shown on the company's audited financial statements as of the first day of a performance period, increased for equity issued during the performance period and decreased for equity reacquired during the performance period in the manner described in the next two sentences. The amount of any such increase shall be equal to the amount of equity issues during the performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days is 365. The amount of any such decrease shall be equal to the amount of equity reacquired by the company during the performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days is 365.

     TOTAL STOCKHOLDER RETURN. "Total Stockholder Return" means, with respect to the Corporation or other entities (if measured on a relative basis): (a) the change in the market price of its common stock (as quoted on the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (b) the beginning quoted market price for the common stock, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

                                    EXHIBIT D

                              FORM OF PRESS RELEASE

                                    EXHIBIT D

                              FORM OF PRESS RELEASE

FOR ADDITIONAL INFORMATION CONTACT:
New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, CA 92612

Carrie Marrelli, VP, Investor Relations
(949) 224-5745

Erin Freeman, VP, Corporate Communications
(949) 862-7624

Hugh Burns/Dan Gagnier, Citigate Sard
Verbinnen (212) 687-8080

Greenlight Capital, Inc.
2 Grand Central Tower
140 East 45 Street, Floor 24
New York, NY 10017

Daniel Roitman, COO
(212) 973-1900

Steve Bruce, The Abernathy MacGregor Group
(212) 371-5999

         NEW CENTURY FINANCIAL CORPORATION AND GREENLIGHT CAPITAL REACH
                         AGREEMENT TO END PROXY CONTEST

                    DAVID EINHORN TO JOIN BOARD OF DIRECTORS

IRVINE, CALIF. AND NEW YORK, NY, MARCH 15, 2006, New Century Financial Corporation (NYSE: NEW), a real estate investment trust (REIT) and parent company of one of the nation's premier mortgage finance companies, and Greenlight Capital, Inc. ("Greenlight") today announced that they have reached an agreement under which Greenlight will cease its efforts to run a slate of three director nominees for election to the New Century Board of Directors.

Under the terms of the agreement, New Century will increase the size of its Board to eleven members and David Einhorn, President of Greenlight, will be appointed to serve as a Class III director effective March 31, 2006. Mr. Einhorn will stand for reelection at the company's 2006 Annual Meeting of Stockholders, scheduled for May 10, 2006. Greenlight has also agreed that it will not initiate a proxy contest against the company while Mr. Einhorn is serving as a director and that it will vote its shares in favor of the three incumbent directors who are up for reelection at the 2006 Annual Meeting of Stockholders.

In addition, New Century will provide Greenlight an exception to its current 9.8 percent shareholding limit, permitting Greenlight to increase its ownership to as much as 19.6 percent of the company's outstanding common stock.

"Since Greenlight notified the company of its intention to nominate a slate of directors, the parties have engaged in constructive dialogue across a number of issues. We believe this dialogue has given us a framework under which we can work together to continue building value for all New Century stockholders. We look forward to Mr. Einhorn's active participation in his new capacity as a member of our Board," said Fredric J. Forster, Lead Independent Director of New Century.

"Our discussions with the company over the last few weeks have been very productive. New Century is a unique and valuable franchise. I look forward to sharing my perspective as the Board oversees effective allocation of the company's capital to the most attractive risk-adjusted opportunities, and to working with the other Board members to enhance per share value for all stockholders," said Mr. Einhorn.

ABOUT NEW CENTURY FINANCIAL CORPORATION

Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and one of the nation's premier mortgage finance companies, providing mortgage products to borrowers nationwide through its operating subsidiaries, New Century Mortgage Corporation and Home123 Corporation. The company offers a broad range of mortgage products designed to meet the needs of all borrowers. New Century is committed to serving the communities in which it operates with fair and responsible lending practices. To find out more about New Century, please visit www.ncen.com.

As of December 31, 2005, New Century originated loans through 222 sales offices operating in 35 states and 35 regional processing centers operating in 18 states and employed approximately 7,200 Associates.

ABOUT GREENLIGHT CAPITAL, INC.

Founded in 1996 and headquartered in New York, Greenlight Capital is a value-oriented investment management firm established to invest principally in publicly traded U.S. corporate debt and equity securities. Greenlight's investment philosophy is to combine the analytical discipline of determining fair value with a practical understanding of markets. Greenlight believes that an investment approach that emphasizes intrinsic value will achieve consistent absolute investment returns and safeguard capital regardless of market conditions. Greenlight manages through its affiliates over $3 billion of assets in a variety of pooled investment vehicles.

                SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the company's belief that its dialogue with Greenlight has given it a framework under which it can continue building value for all of the company's stockholders and (ii) the goal of effectively allocating the company's capital to the most attractive risk-adjusted opportunities and enhancing per share value for all stockholders. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the condition of the U.S. economy and financial system; (ii) the interest rate environment; (iii) the effect of increasing competition in the company's sector;
(iv) the condition of the markets for whole loans and mortgage-backed securities; (v) the stability of residential property values; (vi) the company's ability to comply with the requirements applicable to REITs; (vii) the impact of more vigorous and aggressive enforcement actions by federal or state regulators;
(viii) the company's ability to grow its loan portfolio; (ix) the company's ability to continue to maintain low loan acquisition costs; (x) the potential effect of new state or federal laws and regulations; (xi) the company's ability to maintain adequate credit facilities to finance its business; (xii) the outcome of litigation or regulatory actions pending against the company; and
(xiii) the assumptions underlying the company's risk management practices. Additional information on these and other factors is contained in the company's Annual Report on Form 10-K for the year ended December 31, 2004 and the other periodic filings of the company with the Securities and Exchange Commission. The company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.